UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of report (Date of earliest event reported): December 17, 2015
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Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)

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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2015, Codexis, Inc. (the “Company” or “Codexis”) and Merck, Sharp & Dohme Corp. entered into Amendment No. 3 (the “Amendment”) to the Sitagliptin Catalyst Supply Agreement dated February 1, 2012 (as previously amended, the “Agreement”). The Amendment extends the term of the Agreement by five years through February 1, 2022.

The foregoing is only a summary of the material terms of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2015, Codexis issued a press release announcing the Amendment. The full text of the press release issued in connection with the Amendment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is furnished under this Item 7.01.

Item 9.01.	Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press release dated December 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.
Date: December 22, 2015	By:	/s/ Douglas T. Sheehy
	Name:	Douglas T. Sheehy
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary